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                                                                 EXHIBIT 99.3



                              CONSENT OF DIRECTOR



To Univision Communications Inc.:


            I hereby consent to the use of my name as a director in this Registration Statement on Form S-1 of Univision Communications Inc., registration number 333-6309, as I have agreed to become a director of Univision Communications Inc. effective on the closing of the offering contemplated by the Registration Statement.



September 25, 1996


                                             /s/  HAROLD E. GABA
                                             --------------------------
                                                  Harold E. Gaba